Exhibit 99.1

Leaf Group Ltd. Reports Fourth Quarter and Fiscal 2017 Results

•	Leaf Group Properties Reach Over 50 Million Average Monthly Unique Visitors in the U.S. during Q4
•	Q4 and FY 2017 Marketplaces Revenue Grows 24% and 27% Year-over-Year, Respectively
•	Q4 and FY 2017 Livestrong.com Revenue Grows 28% and 37% Year-over-Year, Respectively
•	Total Q4 and FY 2017 Revenue of $39.7 Million and $129.0 Million, Respectively
•	Leaf Group raises $23.3 Million from its follow-on equity offering in February 2018

SANTA MONICA, CA – March 1, 2018 – Leaf Group Ltd. (NYSE: LFGR), a diversified consumer internet company comprised of several marketplace and media properties, today reported financial results for the fourth quarter and fiscal year ended December 31, 2017.

“We are very pleased with our performance in 2017. In Q4, our Media business achieved year-over-year revenue growth for the first time in over four years,” said Sean Moriarty, CEO of Leaf Group. “Our Marketplaces business continues to deliver consistent results with revenue increasing 24% in Q4 year-over-year.”

,
Financial Summary
(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Marketplaces revenue	$28,065	$22,618	$84,126	$66,139
Media revenue	11,662	11,371	44,864	47,313
Total revenue	$39,727	$33,989	$128,990	$113,452

Net loss	$(5,333)	$(6,220)	$(31,133)	$(2,011)

EPS - basic and diluted	$(0.26)	$(0.31)	$(1.52)	$(0.10)

Adjusted EBITDA(1)	$(430)	$(2,637)	$(10,674)	$(15,020)

Net cash provided by (used in) operating activities	$(145)	$385	$(11,656)	$(13,093)
Free cash flow(1)	$(1,815)	$(445)	$(16,908)	$(16,082)

(1)	These non-GAAP financial measures are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Q4  2017 Financial Summary:

 “We continue to build positive momentum in the business and focus on delivering strong operating results,” said Jantoon Reigersman, CFO of Leaf Group. “With the successful completion of our follow-on offering in February 2018, we head in to 2018 well-positioned to execute on our long-term commitment to build a sustainable and profitable business.”

Leaf Group is comprised of two segments:  Marketplaces and Media.

For the fourth quarter of 2017:

•	Total revenue increased 17% year-over-year due to a 24% increase in Marketplaces revenue and a 3% increase in Media revenue.

•	Marketplaces revenue grew 24% year-over-year driven by the acquisition of Deny Designs in May 2017, higher average order value and increased conversion.
•

Media revenue increased by 3% year-over-year driven primarily by increased traffic and higher monetization on Livestrong.com, offset by the wind down of the lower-margin custom content business in Q2 2016.

•

Net loss was $(5.3) million for the quarter and Adjusted EBITDA was $(0.4) million for the quarter, reflecting year-over-year improvements from lower Media operating expenses, including from the realignment of the lower-margin custom content business, and revenue growth in  both Marketplaces and Media.

•	Cash and cash equivalents was $31.3 million at period end with no debt outstanding.
•

In February 2018, Leaf Group successfully completed its underwritten registered public offering of 3,373,332 shares of its common stock,  including full exercise of the underwriter’s option to purchase additional shares of common stock, at a public offering price of $7.50 per share, for net proceeds of approximately $23.3 million.

Business Highlights:

•	On a consolidated basis, Leaf Group’s properties reached over 50 million average monthly unique visitors in the U.S. during Q4 (source: Oct – Dec 2017 U.S. comScore).
•

On a consolidated basis, Society6 and Deny Designs revenue grew 21% in Q4 on a year-over-year basis.  Revenue growth was driven the acquisition of Deny Designs and price optimization efforts on Society6, which contributed to an increase in average order value of 17%. Deny Designs continues to focus on further strategic integration with Society6 and strengthening its position within the wholesale channel through expanding relationships with key retail partners.

•

Saatchi Art, inclusive of The Other Art Fair, saw revenue grow 56% year-over-year in Q4 driven  by an increase in the number of fairs hosted during the quarter, improving traffic and average order value,  and a  higher commission rate on Saatchi Art.

•

The shifts in strategy made to the Media business over the past year and a half continued to produce positive results with Media revenue increasing 3% in Q4 on a year-over-year basis, marking the first quarter of year-over-year revenue growth in over four years.  Livestrong.com revenue grew 28% year-over-year in Q4, driven primarily by higher monetization and an increase in visits of 25%. Revenue from eHow and the vertical properties that leverage content and topics formerly on eHow grew 11% year-over-year in Q4 driven primarily by an increase in visits of 29%.

Operating Metrics:

	Three months ended			Year ended
	December 31,			December 31,
	2017	2016	% Change	2017	2016	% Change
Marketplaces Metrics:(1)
Number of Transactions(2)	501,448	456,406	10%	1,448,211	1,185,272	22%
Average Revenue per Transaction(3)	$54.19	$48.65	11%	$56.98	$55.38	3%

Media Metrics:(4)
Visits(5) (in thousands)	697,221	647,324	8%	2,794,244	2,729,990	2%
Revenue per Visit (RPV)(6)	$16.73	$17.57	(5)%	$16.06	$17.33	(7)%
Video Views(7) (in thousands)	215,463	136,023	58%	820,568	638,277	29%

Social Metrics (in thousands):
Social Media Followers - Marketplaces(1)(8)	2,757	2,074	33%	2,757	2,074	33%
Social Media Followers - Media(8)	15,036	12,339	22%	15,036	12,339	22%

(1)	Marketplaces Metrics and Social Media Followers for prior periods have been revised to conform to current period presentation to include The Other Art Fair acquired in July 2016.
(2)

Number of transactions is defined as the total number of transactions successfully completed by a customer during the applicable period, excluding certain transactions generated by Saatchi Art’s The Other Art Fair that relate to the hosting of the art fairs, such as sales of leased space to artists, sponsorships and tickets.

(3)

Average revenue per transaction is calculated by dividing total revenue, excluding certain revenue generated by Saatchi Art’s The Other Art Fair that relate to the hosting of the art fairs, such as fees paid by artists for leased space, fees paid for sponsorship opportunities and fair ticket sales, by the number of transactions initiated in that period.

(4)	Media Metrics include visits and revenue generated by non-core media properties prior to their respective disposition dates and are not adjusted to be shown on a pro forma basis.
(5)

Visits are defined as the total number of times users access the company’s content across (a) one of its owned and operated properties and/or (b) one of its partners’ properties, to the extent that the visited partner web pages are hosted by the company. In each case, breaks of access of at least 30 minutes constitute a unique visit.

(6)	RPV is defined as Media revenue per one thousand visits.
(7)

Video Views are defined as the total number of views of all of the company’s Media videos on Facebook and YouTube, or on Leaf Group sites or third party sites via YouTube or any other embedded video player, during the applicable period. The company includes in this metric (i) views of videos published by any of the company’s Media properties, including Livestrong.com, eHow, category-specific sites and international sites; and (ii) videos viewed on multiple YouTube channels affiliated with the company’s properties.

(8)

Social Media Followers are defined as the sum of all Facebook, Pinterest, Instagram and Twitter followers, as well as all YouTube subscribers, across the company’s Marketplaces or Media properties, as applicable, as of the last day of the relevant period. Social Media Followers includes subscribers for multiple YouTube channels affiliated with the company’s properties. Individuals are counted more than once if they follow multiple properties or the same property on multiple platforms, or if they subscribe to multiple YouTube channels.

Conference Call and Webcast Information

Leaf Group will host a corresponding conference call and live webcast today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). To access the conference call, dial 833-287-0803 (U.S./CAN) or 647-689-4462 (International) and reference conference ID 8996905. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of Leaf Group’s corporate website at http://ir.leafgroup.com and via replay beginning approximately two hours after the completion of the call.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Leaf Group uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Leaf Group’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the company’s management and board of directors to understand and evaluate the company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the company’s core operating results. Management also uses these measures to prepare and update the company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the company’s financial statements. Accordingly, the company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results in the same manner as the company’s management and in comparing operating results across periods and to those of Leaf Group’s peer companies.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the company’s financial performance and operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the company’s financial information in its entirety and not rely on a single financial measure.

The company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, stock-based compensation and acquisition, disposition and realignment costs. Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The company defines Segment Operating Contribution as net income (loss) excluding corporate or unallocated expenses, interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, and stock-based compensation. Management believes that the exclusion of certain expenses and gains in calculating Segment Operating Contribution provides a useful measure for period-to-period comparisons of the segment’s underlying revenue and operating costs that is focused more closely on the current costs necessary to operate the segment, and reflects the segment’s ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash flows from acquisition, disposition and realignment activities; capital expenditures to acquire property and equipment; and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in its businesses, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Leaf Group

Leaf Group Ltd. (NYSE: LFGR) is a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including art and design (Saatchi Art), fitness and wellness (Livestrong.com), home and décor (Society6 and Hunker), do-it-yourself projects and crafts (eHow), amongst others. For more information about Leaf Group, visit www.leafgroup.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements set forth in this press release include statements regarding potential synergies achieved from acquisitions, the impact of strategic operational changes and our future financial performance. In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties regarding the company’s future financial performance; could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Leaf Group’s operations, markets, products and services; and are based on current expectations, estimates and projections about the company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Potential risks and uncertainties that could affect the company’s operating and financial results are described in Leaf Group’s annual report on Form 10-K for the fiscal year ending December 31, 2017 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 1, 2018, as such risks and uncertainties may be updated from time to time in Leaf Group’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: the company’s ability to successfully drive and increase traffic to its marketplaces and media properties; the company’s ability to attract new and repeat customers and artists to its marketplaces and successfully grow its marketplace businesses; the impact of increasing mobile usage on the company’s marketplace businesses;  changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!;  the effects of shifting consumption of media content and online shopping from desktop to mobile devices and/or social media platforms; the potential impact on advertising based revenue of lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields, increased availability of ad blocking software, particularly on mobile devices and/or ongoing changes in ad unit formats; the impact of certain changes made to the business model for the company’s media properties, including the ability to successfully launch, manage and grow new vertically focused web properties; our ability to effectively integrate, manage, operate and grow our recently acquired Deny Designs marketplace business; the company’s dependence on material agreements with a specific business partner for a significant portion of its advertising revenue; the company’s ability to effectively manage its expected uses of the proceeds from its recent follow-on offering of common stock;  the company’s ability to successfully expand its current lines of business and grow new lines of business; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; and the company’s ability to retain key personnel. From time to time, the company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. The company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

# # #

(Tables Follow)

Investor Contacts:

Jantoon Reigersman

Chief Financial Officer

(310) 656-6253

IR@leafgroup.com

Shawn Milne

Investor Relations

(415) 264-3419

shawn.milne@leafgroup.com

Media Contact:

Sharna Daduk

(310) 917-6405

sharna.daduk@leafgroup.com

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue:
Product revenue	$24,943	$20,723	$75,784	$60,563
Service revenue	14,784	13,266	53,206	52,889
Total revenue	39,727	33,989	128,990	113,452
Operating expenses:
Product costs (exclusive of amortization of intangible assets shown separately below)(1)	18,836	15,493	56,292	42,081
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)	5,929	5,547	21,810	25,434
Sales and marketing(1)(2)	7,404	7,044	28,297	26,654
Product development(1)(2)	4,276	4,350	18,613	19,964
General and administrative(1)(2)	7,658	7,254	29,591	30,704
Amortization of intangible assets	1,181	1,654	5,728	10,900
Total operating expenses	45,284	41,342	160,331	155,737
Loss from operations	(5,557)	(7,353)	(31,341)	(42,285)
Interest income	47	36	195	96
Interest expense	(1)	(2)	(5)	(4)
Other (expense) income, net	(9)	1,041	(19)	40,172
Loss before income taxes	(5,520)	(6,278)	(31,170)	(2,021)
Income tax benefit (expense)	187	58	37	10
Net loss	$(5,333)	$(6,220)	$(31,133)	$(2,011)

Net loss per share - basic and diluted	$(0.26)	$(0.31)	$(1.52)	$(0.10)

Weighted average number of shares - basic and diluted	20,908	19,773	20,501	20,152
__________________

(1) Depreciation expense included in the above line items:
Product costs	$150	$—	$252	$—
Service costs	989	632	3,092	3,563
Sales and marketing	9	11	36	49
Product development	23	33	91	138
General and administrative	636	725	2,604	3,440
Total depreciation	$1,807	$1,401	$6,075	$7,190

(2) Stock-based compensation included in the above line items:
Service costs	$146	$120	$599	$1,174
Sales and marketing	173	139	759	725
Product development	495	296	1,847	1,502
General and administrative	1,325	1,106	5,360	4,378
Total stock-based compensation	$2,139	$1,661	$8,565	$7,779

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$31,344	$50,864
Accounts receivable, net	8,663	6,849
Prepaid expenses and other current assets	2,741	8,139
Total current assets	42,748	65,852
Property and equipment, net	11,665	11,503
Intangible assets, net	10,431	11,273
Goodwill	17,152	11,167
Other assets	1,246	1,457
Total assets	$83,242	$101,252

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,980	$2,451
Accrued expenses and other current liabilities	17,182	15,017
Deferred revenue	2,064	2,180
Total current liabilities	21,226	19,648
Deferred tax liability	40	108
Other liabilities	3,456	1,746
Total liabilities	24,722	21,502
Commitments and contingencies
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	523,012	513,139
Treasury stock	(35,706)	(35,641)
Accumulated other comprehensive loss	(17)	(112)
Accumulated deficit	(428,771)	(397,638)
Total stockholders’ equity	58,520	79,750
Total liabilities and stockholders’ equity	$83,242	$101,252

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities
Net loss	$(5,333)	$(6,220)	$(31,133)	$(2,011)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,988	3,055	11,803	18,090
Deferred income taxes	(136)	(12)	(68)	(45)
Stock-based compensation	2,139	1,661	8,565	7,779
Gain on disposal of businesses and online properties	—	(1,081)	—	(40,230)
Other	(147)	101	(191)	111
Change in operating assets and liabilities, net of effect of acquisitions and disposals:
Accounts receivable, net	(1,427)	271	(1,108)	3,502
Prepaid expenses and other current assets	(316)	418	705	238
Other long-term assets	56	(419)	81	(371)
Accounts payable	(592)	901	(1,140)	529
Accrued expenses and other liabilities	2,529	2,564	972	(166)
Deferred revenue	94	(854)	(142)	(519)
Net cash provided by (used in) operating activities	(145)	385	(11,656)	(13,093)
Cash flows from investing activities
Purchases of property and equipment	(1,619)	(839)	(5,337)	(4,582)
Purchases of intangible assets	(51)	(27)	(286)	(147)
Cash received from disposal of businesses and online properties, net of cash disposed	—	715	4,285	36,815
Cash paid for acquisitions, net of cash acquired	—	—	(6,304)	(1,413)
Restricted deposits	—	—	742	136
Other	1	20	7	98
Net cash provided by (used in) investing activities	(1,669)	(131)	(6,893)	30,907
Cash flows from financing activities
Proceeds from exercises of stock options and purchases under ESPP	657	353	2,598	579
Repurchases of common stock	—	(1,359)	(65)	(4,874)
Taxes paid on net share settlements of restricted stock units	(523)	(114)	(3,284)	(1,246)
Cash paid for acquisition holdback	—	—	(119)	—
Other	(16)	(17)	(65)	(32)
Net cash provided by (used in) financing activities	118	(1,137)	(935)	(5,573)
Effect of foreign currency on cash and cash equivalents	1	55	(36)	53
Change in cash and cash equivalents	(1,695)	(828)	(19,520)	12,294
Cash and cash equivalents, beginning of period	33,039	51,692	50,864	38,570
Cash and cash equivalents, end of period	$31,344	$50,864	$31,344	$50,864

Leaf Group Ltd. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Adjusted EBITDA:
Net loss	$(5,333)	$(6,220)	$(31,133)	$(2,011)
Add (deduct):
Income tax (benefit) expense	(187)	(58)	(37)	(10)
Interest (income) expense, net	(46)	(34)	(190)	(92)
Other expense (income), net(1)	9	(1,041)	19	(40,172)
Depreciation and amortization(2)	2,988	3,055	11,803	18,090
Stock-based compensation(3)	2,139	1,661	8,565	7,779
Acquisition, disposition and realignment costs(4)	—	—	299	1,396
Adjusted EBITDA	$(430)	$(2,637)	$(10,674)	$(15,020)

Free Cash Flow:
Net cash provided by (used in) operating activities	$(145)	$385	$(11,656)	$(13,093)
Purchases of property and equipment	(1,619)	(839)	(5,337)	(4,582)
Purchases of intangible assets	(51)	(27)	(286)	(147)
Acquisition, disposition and realignment cash flows(4)	—	36	371	1,740
Free Cash Flow	$(1,815)	$(445)	$(16,908)	$(16,082)

(1)	Primarily consists of income from the disposition of certain businesses, including Cracked, and non-core media properties.
(2)

Represents depreciation expense of the company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the company’s GAAP results of operations.

(3)	Represents the expense related to stock-based awards granted to employees, as included in the company’s GAAP results of operations.
(4)

Represents such items, when applicable, as (a) legal, accounting and other professional fees directly attributable to acquisition, disposition or corporate realignment activities and (b) employee severance and other payments attributable to acquisition, disposition or corporate realignment activities.

Leaf Group Ltd. and Subsidiaries

Reconciliation of Segment Disclosure

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Segment Revenue:
Marketplaces	$28,065	$22,618	$84,126	$66,139
Media	11,662	11,371	44,864	47,313
Total revenue	$39,727	$33,989	$128,990	$113,452

Segment Operating Contribution:
Marketplaces(1)	$993	$(104)	$(2,530)	$626
Media(1)	5,456	3,946	18,248	10,803
Add (deduct):
Corporate expenses(2)	(6,879)	(6,479)	(26,691)	(27,845)
Acquisition, disposition and realignment costs(3)	—	—	299	1,396
Adjusted EBITDA	$(430)	$(2,637)	$(10,674)	$(15,020)

Reconciliation to consolidated pre-tax income (loss):
Adjusted EBITDA	$(430)	$(2,637)	$(10,674)	$(15,020)
Add (deduct):
Interest income (expense), net	46	34	190	92
Other income (expense), net(4)	(9)	1,041	(19)	40,172
Depreciation and amortization(5)	(2,988)	(3,055)	(11,803)	(18,090)
Stock-based compensation(6)	(2,139)	(1,661)	(8,565)	(7,779)
Acquisition, disposition and realignment costs(3)	—	—	(299)	(1,396)
Loss before income taxes	$(5,520)	$(6,278)	$(31,170)	$(2,021)

(1)

Segment operating contribution reflects earnings before corporate and unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expenses); and (e) income taxes.

(2)

Corporate expenses include corporate and unallocated operating expenses that are not directly attributable to the operating segments, including: corporate information technology, marketing and general and administrative support functions and also excludes the following:  (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expenses); and (e) income taxes.

(3)

Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities and (b) employee severance and other payments attributable to acquisition, disposition or corporate realignment activities.

(4)	Primarily consists of income from the disposition of certain businesses, including Cracked, and non-core media properties.

(5)

Represents depreciation expense of our long-lived tangible assets and amortization expense of our finite-lived intangible assets, including amortization expense related to our investment in media content assets, included in our GAAP results of operations.

(6)	Represents the expense related to stock-based awards granted to employees as included in our GAAP results of operations.